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                                                                  EXHIBIT (99.1)


                             JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $.01 par value of Alpine Lace Brands, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  February 14, 1997



GOLDMAN SACHS EQUITY PORTFOLIOS,         THE GOLDMAN SACHS GROUP, L.P.
INC. on Behalf of Goldman Sachs Small    By:  The Goldman Sachs Corporation,
Cap Equity Fund                               its general partner

By: /s/ Michael J. Richman               By: /s/ David B. Ford
   -------------------------------          -----------------------------------
Name:   Michael J. Richman               Name:   David B. Ford
Title:  Secretary                        Title:  Executive Vice President

                                         GOLDMAN, SACHS & CO.

                                         By: /s/ David B. Ford
                                             -----------------------------------
                                         Name:   David B. Ford
                                         Title:  Managing Director


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